                                                                  Exhibit 10.15


                         TERMINATION OF LEASE AGREEMENT


         This agreement (this "Agreement") is made as of this 2nd day of January, 2002 between AMGEN CAMBRIDGE REAL ESTATE HOLDINGS, INC. ("Lessor") and ART TECHNOLOGY GROUP, INC. ("Lessee").

         Reference is made to the following facts:

         A. Lessor and Lessee entered into a lease agreement dated March 9, 2001 (the "Lease"), relating to approximately 117,985 rentable square feet of certain premises located on floors 6, 7 and 8 of the building known and numbered as Building 1000 at One Kendall Square, Cambridge, Massachusetts (the "Building"), and more particularly described in the Lease (the "Premises").

         B. The Lease is presently schedule to expire in accordance with its terms on August 31, 2006. Lessee's business planning has changed so that Lessee no longer requires use of the Premises. As a result, Lessee desires to terminate the Lease.

         C. As an accommodation to Lessee, Lessor is willing to terminate the Lease, as of the Effective Termination Date (as hereafter defined), in consideration of payment by Lessee to Lessor of the "Termination Fee" (as hereafter defined) and subject to the conditions and limitations set forth in this Agreement.

         Now, therefore, in consideration of the mutual covenants and consideration set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

              1. EFFECTIVE TERMINATION DATE. Subject to the terms and conditions set forth herein, Lessee and Lessor agree that the Lease is hereby terminated, effective as of the Effective Termination Date as if the Effective Termination Date were the date set forth in the Lease for expiration of the original term of the Lease. As used herein, the term "Effective Termination Date" shall mean the date that all of the following events have occurred: (a) full execution of this Agreement by Lessor and Lessee; (b) Lessee shall have delivered to Lessor the Amended Letter of Credit (as hereafter defined), substantially in the form attached hereto as Exhibit "A"; and (c) Lessee shall not at such time be in default under the Lease and shall have paid all amounts required under the Lease up to the Effective Termination Date, including, without limitation, all rent and additional rent.

              2. LEASE TERMINATION PAYMENTS. Lessee covenants and agrees to pay to Lessor a fee of Nine Million Three Hundred Eight Thousand Five Hundred Dollars ($9,308,500.00) ("Termination Fee") in installment payments in the amounts and on or before each of the dates set forth below in this Section 2, without deduction, or offset and without notice or demand to Lessor at the following address: One Amgen Center Drive, MS-34-2-A, Thousand Oaks, CA 91320,
Attention: Corporate Real Estate or to such other person or at such other place as Lessor may from time to time designate in writing.


                                                     Lease Termination
         Due Date                                    Installment Amount
         --------                                    ------------------
         January 5, 2002                             $ 517,138.89
         April 5, 2002                               $ 517,138.89
         July 5, 2002                                $ 517,138.89
         October 5, 2002                             $ 517,138.89
         January 5, 2003                             $ 517,138.89
         April 5, 2003                               $ 517,138.89
         July 5, 2003                                $ 517,138.89
         October 5, 2003                             $ 517,138.89
         January 5, 2004                             $ 517,138.89
         April 5, 2004                               $ 517,138.89
         July 5, 2004                                $ 517,138.89
         October 5, 2004                             $ 517,138.89
         January 5, 2005                             $ 517,138.89
         April 5, 2005                               $ 517,138.89
         July 5, 2005                                $ 517,138.89
         October 5, 2005                             $ 517,138.89
         January 5, 2006                             $ 517,138.89

         April 5, 2006                               $ 517,138.89

         Total of Lease Termination Payments         $9,308,500.00

Lessee, concurrently with the execution of this Agreement, shall execute a promissory note in the amount of Nine Million Three Hundred Eight Thousand Five Hundred Dollars ($9,308,500.00) in the form attached hereto as Exhibit
"B" ("PROMISSORY NOTE").

              3. LETTERS OF CREDIT. The original irrevocable letter of credit in the amount of Three Million Seven Hundred Sixteen Thousand Five Hundred Twenty Seven Dollars and Fifty Cents ($3,716,527.50) (the "Original Letter of Credit") issued as a security deposit under the Lease remains issued and outstanding. Lessee agrees to deliver to Lessor, upon the execution of this Agreement an amended Original Letter of Credit increased to the amount of Eight Million Dollars ($8,000,000.00) which shall secure Lessee's obligations under this Agreement (collectively, together with all Replacement Letters of Credit (as defined below), the "Amended Letter of Credit"). The Amended Letter of Credit shall be (a) unconditional, (b) drawn on Silicon Valley Bank or such bank as Lessee shall from time to time use with the reasonable approval of Lessor, (c) addressed to Lessor, (d) permit partial draws, and (e) be payable upon simple demand by the Lessor accompanied by a sworn statement of an authorized officer of Lessor stating that the drawing represents the amount due the Lessor from the Lessee under this Agreement. The Amended Letter of Credit shall have a maturity of at least twelve (12) months, and the Lessee shall renew the same, annually, at least thirty (30) days prior to its expiration date until the entire Termination Fee has been paid. The Amended Letter of Credit provider must have and maintain a long term credit rating of "A" or better by either Moody's or Standard & Poors or a bank having and maintaining a long term credit rating of "A" or better by either Moody's or Standard & Poors shall confirm the Amended Letter of Credit. The Amended Letter of Credit shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Agreement to be kept. If Lessee fails to pay any sum required under this Agreement or the Promissory Note within ten (10) calendar days of the date when due thereunder, Lessor may (without giving Lessee any notice) immediately draw upon or use the entire amount of or any portion of the Amended Letter of Credit.

         After each Lease Termination Installment Amount has been paid in full to Lessor, pursuant to the terms and conditions set forth in Section 2 above, Lessee shall have the right to reduce the amount of the Amended Letter of Credit by an amount equal to the applicable Lease Termination Installment Amount by providing a replacement Amended Letter of Credit ("Replacement Letter of Credit") reduced by said amount in accordance with the requirements of the prior paragraph, provided that the Amended Letter of Credit shall not be reduced until such time as the sum then owed by Lessee under this Agreement is less than the original amount of the Amended Letter of Credit, and provided further, that at no time thereafter shall the amount of the Amended Letter of Credit be reduced to any amount less than the sum of the remaining Lease Termination Installment Amounts to be paid by Lessee hereunder.

              4. NO TENANT IMPROVEMENT ALLOWANCE. Lessor and Lessee agree that Lessor shall have no obligation to pay any portion of the Tenant Improvement Allowance of $4,719,400.00 as set forth in Section 2.5 of the Lease.

              5. RE-LEASING OF PROPERTY. Lessor shall have full right to re-lease all or a portion of the Premises. Any such re-leasing of the Premises by Lessor and receipt by Lessor of rentals shall not reduce or affect the amounts to be paid by Lessee hereunder.

              6. SURRENDER. Lessee agrees to surrender the Premises to Lessor on or before the Effective Termination Date, together with all keys (and any copies thereof) and access cards to the Premises. The Premises shall be surrendered to Lessor free from all occupants, subtenants, or other persons or entities claiming rights of possession by, through or under Lessee. The Premises shall be surrendered to Lessor in the condition required by the Lease upon surrender, and any property of Lessee which shall remain in the Premises shall be deemed abandoned and may be disposed of by Lessor at Lessee's expense without prior notice to Lessee. Lessor recognizes that the Premises were never used or occupied by Lessee or any sub-tenant of Lessee and accordingly agrees that barring any material change in the condition of the Premises due to the actions of Lessee prior to the Effective Termination Date, the Premises currently meet the condition required by the Lease upon turn-in. Base rent and regular installments of monthly rent due under the Lease for any partial month ending on the Effective Termination Date shall be prorated.

              7. MUTUAL RELEASES. Subject to the terms and conditions of this Agreement, including without limitation, Section 8 below, and provided that Lessee timely surrenders the Premises in accordance with Paragraph 6 above on or before the Effective Termination Date, Lessor does hereby release and forever discharge Lessee from any and all claims, liabilities and obligations arising under and pursuant to the terms of the Lease with respect to the period prior to, from and after the Effective Termination Date, including but not limited to Lessee's obligations to make any further rental payments to Lessor under the Lease. Lessee does hereby release and forever discharge Lessor from any and all claims, liabilities and obligations arising under and pursuant to the terms of the Lease, with respect to the period prior to, from and after the Effective Termination Date.

              8. SURVIVAL OF INDEMNITIES. The foregoing termination and release provisions to the contrary notwithstanding, nothing set forth in this Agreement shall release, affect, nullify or discharge any of the indemnification obligations of the parties established under the Lease in relation to any claims (whether asserted before or after the Effective Termination Date) arising out of occurrences within the scope of such indemnification provisions and occurring prior to the Effective Termination Date, which indemnification obligations shall survive the execution and delivery of this Agreement and the termination of the Lease on the Effective Termination Date.

              9. REPRESENTATIONS AND WARRANTIES. Lessor and Lessee each represent, as to itself, (a) that it is validly existing and in good standing in the state where it was organized; (b) that it has the authority and capacity to enter into this Agreement and perform all of its obligations hereunder; (c) that all necessary action has been taken in order to authorize it to enter into and perform all of its obligations hereunder; (d) that the person executing this Agreement on its behalf is duly authorized to do so, and (e) that it has had the advice of counsel in entering into this Agreement. In addition, Lessee represents and warrants to Lessor that Lessee has not heretofore assigned or transferred or subleased, or purported to assign, transfer or sublease, to any person, firm or entity whatsoever any interest in the Premises or under the Lease.

              10. RIGHT TO ENTER. Upon execution of this Agreement, Lessee will allow Lessor to enter the Premises at all reasonable times to show the Premises to prospective tenants or to prepare the Premises for the subsequent tenant.

              11. SUCCESSOR AND ASSIGNS. Each of the covenants, conditions, terms agreements and obligations of the parties shall be binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of each party.

              12. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement to the contrary, the liability of Lessor hereunder shall be strictly limited to its interest in and to the Premises, and in no event shall Lessee have any recourse to, or seek any judgment or deficiency judgment against, any other assets of Lessor, or any assets (whether personal assets or business assets) of Lessor's general officers, agents, subsidiaries, parents, affiliates, and/or employees.

              Notwithstanding any other provision of this Agreement to the contrary, the liability of Lessee hereunder shall be strictly limited to its payment obligations under this Agreement, and in no event shall Lessor have any recourse to, or seek any judgment against, any other assets of Lessee, or any assets (whether personal assets or business assets) of Lessee's general officers, agents, subsidiaries, parents, affiliates and/or employees except in connection with the above referenced payment obligations.

              13. CONFIDENTIALITY. Except where required by law or governmental or judicial order or in any litigation involving the matters provided for herein, each party agrees to keep the terms of this Agreement confidential and agrees that it will not disclose in any manner the specific financial terms hereof with any other tenant in the Building, any brokers (other than Trammell Crow Company and Richards Barry Joyce & Partners), landlords, members of the press, or any other third persons whatsoever without the other parties written consent. Notwithstanding the foregoing, either party may disclose the terms of this Agreement to its employees, officers, directors, consultants, attorneys, accountants and Lessor may disclose the terms of this Agreement to potential mortgagees or purchasers of the Building.

              14. NO BROKERAGE. Neither Lessor nor Lessee has had contact with or dealings regarding the Premises, or any communication in connection with the subject matter of this transaction, through any real estate broker, finder or any other person who can claim a right to a commission or finder's fee as a procuring cause to the transaction contemplated herein, except for Richards Barry Joyce & Partners whose of commission $87,500.00, who shall be paid by Lessee. Each party agrees to indemnify, defend and hold harmless the other from and against any and all claims, demands, actions, causes of action or other liabilities arising out of or in connection with any real estate broker, finder or other person who asserts a right to a commission or finder's fee as a result of any communication or action involving such party or any agents of such party with such real estate broker, finder or other such person. Notwithstanding anything in this Agreement to the contrary, Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any and all claims, demands, actions, causes of action or other liabilities arising out of a claim by Trammell Crow Company that it is entitled to any commission, fee or other payment in connection with this Agreement. Lessor hereby represents and warrants that it has not entered into any fee or commission agreement with Trammell Crow Company with respect to this Agreement.

              15. MARKETING FEE. If at any time prior to June 1, 2002, Lessor enters into one or more leases with any third party(ies) with respect to the use and occupancy of all or any portion of the Premises for office use purposes (each, a "Third-Party Office Lease" and collectively, "Third Party Office Leases"), or with respect to the use and occupancy of all or any portion of the Premises for laboratory/research use purposes (a "Third-Party Lab Lease") and rent payments under any such Third Party Office Leases or any such Third-Party Lab Lease commence on or prior to June 1, 2002, Lessor will pay to Lessee a Marketing Fee in the amount equal to (a) $250,000 per floor of the Building (such amount shall be prorated if any Third Party Office Leases covers less than all of any floor of the Building) so leased pursuant to a Third-Party Office Lease and (b) a flat fee of $100,000 in the event of any one or more Third-Party Lab Leases so entered into. In no event shall the aggregate Marketing Fee payable by Lessor hereunder exceed $750,000.

              16. MISCELLANEOUS. This Agreement shall become effective in all respects only upon its due execution and delivery by both Lessor and Lessee. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein. This Agreement may not be modified orally or in any other manner other than by an agreement in writing signed by the party against whom such modification is sought to be enforced. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute good and valid execution and delivery of this Agreement.

              17. SEVERABILITY. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term in provision shall be valid and enforceable to the fullest extent permitted by law.

              18. GOVERNING LAW; INTERPRETATION. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the laws of the Commonwealth of Massachusetts, without regard to choice of law principles. No provision of this Agreement shall be interpreted in favor of or against any party hereto by virtue of the fact that such party, or such party's legal representative, drafted the provision in question.

              Executed as a sealed instrument the date first written above.



Lessor:                            AMGEN CAMBRIDGE REAL ESTATE HOLDINGS, INC.


                                   By:
                                       --------------------------------------




Lessee:                            ART TECHNOLOGY GROUP, INC.


                                   By: /s/ Edward Terino
                                       --------------------------------------
                                       Edward Terino
                                       Senior Vice President and
                                       Chief Financial Officer

                                    EXHIBIT A

                        FORM OF AMENDED LETTER OF CREDIT

APPLICANT:

----------------------

----------------------

----------------------


BENEFICIARY:
Amgen Cambridge Real Estate Holdings, Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320


AMOUNT:
USD ___,___.__
(______________ and __/100
United States Dollars)


         We hereby establish this irrevocable transferable standby Letter of Credit No. ____________ in your favor, for an aggregate amount not to exceed the amount indicated above, expiring at our counters in Boston with our close of business on ________, 20__ [must be at least 12 months from date of issue].

         It is a condition of this Letter of Credit that it shall be automatically extended without amendment for additional one year periods from the then-applicable expiration date, unless at least 60 days prior to such date we send you notice in writing by registered mail, return receipt requested, or hand delivery at the above address, that we elect not to renew this Letter of Credit for such additional period. However, in no event shall this Letter of Credit be extended beyond the final expiry date of _______, 20__ [must be at least 30 days after the end of the Term of the Agreement]. Upon such notice to you, you may draw drafts on us at sight for an amount not to exceed the balance remaining in this Letter of Credit within the then applicable expiry date, accompanied by your dated statement purportedly signed by one of your authorized officers or agents reading: "The amount of this drawing USD _______ under the ____________ Bank Letter of Credit No. _________________ represents funds due us as we have received notice from the _____________ Bank of their decision not to extend Letter of Credit No. _______________ for an additional year, and the obligation remains outstanding."

         This Letter of Credit is available with _____________ Bank, against presentation of your draft at sight drawn on the ___________ Bank, when accompanied by the documents indicated herein:

         Beneficiary's dated statement purportedly signed by an authorized officer or agent reading as follows:

                  "The amount of this drawing USD _________ under the ____________ Bank Letter of Credit No. _____________
                  represents funds due us as an event of default has occurred under one or more terms of that certain Termination of Lease Agreement dated _________, 20__, by and between _____________, as Tenant, and Amgen Cambridge Real Estate Holdings, Inc., as Landlord."

         Partial and multiple drawings are permitted under this Letter of Credit.

         This Letter of Credit is transferable in its entirety (but not in part) and the __________ Bank only is authorized to act as the transferring bank.

         We shall not recognize any transfer of this Letter of Credit until this original Letter of Credit, together with any amendments and a signed and completed transfer form, a copy of which is attached as Annex 1, is received by us and our transfer charge is paid by bank or certified check.

         The charge for each transfer is [_______ percent of the transferred amount, minimum charge of] USD _____.

         In case of any transfer under this Letter of Credit, any required statement must be executed by the Transferee.

         As soon as possible after the presentation of the original Letter of Credit to us for a transfer of the Letter of Credit, the original Letter of Credit, amended to evidence such a transfer, will be delivered to the Transferee.

         This Letter of Credit may not be transferred to any person with which U.S. persons are prohibited from doing business under U.S. Foreign Assets Control Regulations or other applicable U.S. laws and regulations.

         This Letter of Credit is for the benefit of you and your successors and assigns.

         All correspondence and any drawings hereunder are to be directed to our office at ________, Attention: Standby Letter of Credit Department. The customer inquiry number is (___) ___-____.

         We hereby agree with you that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored.

         This credit is subject to the International Standby Practices 1998 [The Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500].

         The number and the date of our credit and the name of our bank must be quoted on all drafts required.


                                                -------------------------

                                                [Authorized Signature for
                                                ___________ Bank, Boston]

                                     ANNEX 1


                             INSTRUCTION TO TRANSFER


                                                                          [Date]

Issuer:

--------------------

--------------------

--------------------


Attention:  ___________


        Re: Letter of Credit No._______


       Gentlemen:

         For value received, the undersigned Beneficiary hereby irrevocably transfers to the following Transferee:

                          ----------------------------

                              [Name of Transferee]



                          ----------------------------

                                    [Address]


all rights of the undersigned Beneficiary to draw under the above-captioned Letter of Credit (the "Letter of Credit") in its entirety. The Transferee has succeeded the undersigned as landlord under the Termination of Lease Agreement referenced in the Letter of Credit.

         By this transfer, all rights of the undersigned Beneficiary in the Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as Beneficiary thereof, including sole rights relating to any amendments of the Letter of Credit, whether increases in the amount to be drawn thereunder, extensions of the expiration date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be delivered directly to the Transferee without necessity of any consent of or notice to the undersigned Beneficiary.

         The original of the Letter of Credit is returned herewith, and in accordance therewith we ask you to endorse the within transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.


                                     Very truly yours,


                                     Amgen Cambridge Real Estate Holdings, Inc.



                                     By:
                                         --------------------------------------
                                              Authorized Officer

         We certify that we have succeeded the Beneficiary as landlord under the Termination of Lease Agreement referenced in the Letter of Credit.



                                        [Name of Transferee]





                                        By:
                                            --------------------------------
                                                  Authorized Officer

                                    EXHIBIT B

                                 PROMISSORY NOTE


$9,308,500.00 U.S.                                           __________ __, 2001


                  FOR VALUE RECEIVED, the undersigned ART TECHNOLOGY GROUP, INC., a Delaware corporation with a principal place of business at 25 First Street, Cambridge, Massachusetts, Attention: Gabrielle Parmese, Controller, with copy to Linda Handman, General Counsel (the "Borrower") hereby promises to pay to the order of AMGEN CAMBRIDGE REAL ESTATE HOLDINGS, INC. ("Lender") at One Amgen Center Drive, -34-2-A Thousand Oaks, California 91320, Attention: Corporate Real Estate, or such other address as the holder hereof may designate in writing, the principal amount of Nine Million Three Hundred Eight Thousand Five Hundred and 00/100 Dollars ($9,308,500.00) (the "Principal Sum") pursuant to the terms of a certain Termination Of Lease Agreement of even date herewith between Borrower and Lender (the "Agreement").

         Payments due under this Note shall be payable as follows:

         (a) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before January 5, 2002;

         (b) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before April 5, 2002;

         (c) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before July 5, 2002;

         (d) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before October 5, 2002;

         (e) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before January 5, 2003;

         (f) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before April 5, 2003;

         (g) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before July 5, 2003;

         (h) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before October 5, 2003;

         (i) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before January 5, 2004;

         (j) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before April 5, 2004;

         (k) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before July 5, 2004;

         (l) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before October 5, 2004;

         (m) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before January 5, 2005;

         (n) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before April 5, 2005;

         (o) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before July 5, 2005;

         (p) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before October 5, 2005;

         (q) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before January 5, 2006; and

         (r) Five Hundred Seventeen Thousand One Hundred Thirty-Eight and 89/100 Dollars ($517,138.89) on or before April 5, 2006.

         This Note is referred to in, and is entitled to the benefits of, the Agreement. Upon the failure of Borrower to comply with each of the terms of the Agreement within the applicable grace periods, the holder may, at its option, declare the entire unpaid Principal Sum immediately due or payable without notice or demand.

         This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty.

         All payments or prepayments of principal due pursuant to this Note shall be made by check in United States dollars payable to the order of Lender at its address referred to above, or in immediately available funds by transfer to Lender's account at such bank as Lender shall have previously designated to Borrower, or at the option of the holder hereof, in such manner and at such place in the United States of America as the holder shall have designated to Borrower in writing.

         Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note, and agrees to pay all costs of collection when incurred, including reasonable attorney's fees. No alteration, amendment or waiver of any provision of this Note made by agreement of the holder hereof and any other person or party, shall constitute a waiver of any other term hereof, or otherwise release or discharge the liability of Borrower under this Note.

         As used herein, the word "holder" shall mean the Lender and its successors and assigns, including any endorsee of this Note in possession hereof, or the bearer hereof if this Note is at the time payable to the bearer.

         Payment of this Note and performance of Borrower's obligations under the Agreement are secured by a certain Amended Letter of Credit in the amount of Eight Million Dollars ($8,000,000.00). Borrower agrees that its failure to make payments in accordance with this Note within ten (10) calendar days of the date when due hereunder shall entitle Lender to draw on the Amended Letter of Credit (without giving Borrower any notice) for the full amount of the remaining principal due under this Note.

         This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

Signed and Sealed in                        ART TECHNOLOGY GROUP, INC.
the presence of:


/s/ Gabriel J. Parmese                      By: /s/ Edward Terino
----------------------------                    ------------------------------
                                                Name: Edward Terino
                                                Title: Senior Vice President and
                                                       Chief Financial Officer